UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934
Date of Report (Date of the earliest event reported): March 14, 2011 (March 10, 2011)
Valeant Pharmaceuticals International, Inc.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	001-14956 (Commission File Number)	98-0448205 (I.R.S Employer Identification No.)
7150 Mississauga Road,
Mississauga, Ontario,
Canada L5N 8M5
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): (905) 286-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Valeant Pharmaceuticals International, Inc. (the “Company”) is filing this Current Report on Form 8-K/A to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 26, 2010 (the “November Form 8-K”), as amended by its Current Report on Form 8-K/A filed with the Commission on March 2, 2011 (the “March Form 8-K/A”). The Company is filing this Form 8-K/A to amend the November Form 8-K to update the disclosure under Item 4.01.
Item 4.01. Changes in Registrant’s Certifying Accountant.
(a) Background
As previously disclosed in the November Form 8-K, the Company notified Ernst & Young LLP (“E&Y”) and PricewaterhouseCoopers LLP (“PwC”) that the Company’s Audit Committee (the “Audit Committee”) determined to recommend to the Company’s Board of Directors (the “Board”) that, at the Company’s annual meeting of shareholders in 2011, the Board recommend that shareholders appoint PwC as the Company’s independent registered public accountant for the fiscal year ending December 31, 2011. As disclosed in the March Form 8-K/A, E&Y continued to serve as the Company’s independent registered public accountant engaged to audit the Company’s consolidated financial statements as of and for the period ending December 31, 2010, and the Company and E&Y agreed that E&Y would continue to serve as the Company’s independent registered public accountant until such time as the Board appointed PwC to serve as the Company’s independent registered public accountant. On March 10, 2011, the Board, based on the recommendation of the Company’s Audit Committee, (i) appointed PwC as the Company’s independent registered public accountant until the close of the upcoming 2011 annual meeting of shareholders and (ii) recommended that shareholders appoint PwC as the Company’s independent registered public accountant to serve until the close of the Company’s 2012 annual meeting of shareholders.
(b) Previous Independent Registered Public Accountant
On March 2, 2011, the Company received a notification letter from E&Y stating that E&Y’s resignation, as previously communicated to the Company in a letter dated November 26, 2010, would become effective as of the appointment of PwC as the Company’s independent registered public accountant. E&Y’s resignation became effective on March 10, 2011 upon the Board’s appointment of PwC as the Company’s independent registered public accountant. The audit report of E&Y on the consolidated financial statements of the Company as of and for each of the two fiscal years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company’s fiscal years ended December 31, 2010 and 2009, and in the Company’s subsequent interim period from January 1, 2011 through March 10, 2011, (i) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.
The Company provided E&Y with a copy of this report and requested that E&Y provide a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of this letter from E&Y, dated March 14, 2011, is attached hereto as Exhibit 16.1.
(c) New Independent Registered Public Accountant
On March 10, 2011, the Board, based on the recommendation of the audit committee, appointed PwC as the Company’s new independent registered public accountant. During the Company’s fiscal years ended December 31, 2010 and 2009, and in the Company’s subsequent interim period from January 1, 2011 through March 10, 2011, the Company did not consult with PwC regarding any accounting, auditing or financial reporting matters, including, but not limited to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter, dated March 14, 2011, from Ernst & Young LLP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
Date: March 14, 2011	By:	/s/ Philip W. Loberg
Philip W. Loberg
Executive Vice President, Interim Chief Financial Officer